UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019 (January 25, 2019)

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite
700
Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2019, WildHorse Resource Development Corporation (the “Company”) entered into a Confidentiality, Non-Competition, Non-Solicitation Agreement (the “Non-Competition Agreement”) with each of Jay Graham and Anthony Bahr (the “Executives”). Under the Non-Competition Agreement, the Executives are bound by a perpetual confidentiality covenant and may not, at any time, disclose any confidential or proprietary information belonging to the Company or any of its subsidiaries (the “Company Group”).  Further, the Non-Competition Agreement provides that, subject to certain exceptions enumerated therein, for a period of 12 months following the date on which the Executives are no longer employed by the Company Group, the Executives will be prohibited from (i) directly or indirectly engaging in business and operations that are the same or similar to the business and operations in which any member of the Company Group engages, including the acquisition, exploitation, development and production of oil, natural gas and natural gas liquids resources, in the Market Area (as defined in the Non-Competition Agreement), but not including the operation of assets that are owned by an unaffiliated third party, even if such assets are in the Market Area, (ii) appropriating any business opportunity of, or relating to, any member of the Company Group, in the Market Area, or (iii) soliciting, canvassing, approaching, encouraging, enticing or inducing any Protected Customer or Supplier (each as defined in the Non-Competition Agreement) to: (A) cease or lessen its business with any member of the Company Group; or (B) refuse or decline to enter into business with, supply products or services to or purchase products or services from, any member of the Company Group. Pursuant to the terms of the Non-Competition Agreement, the Executives have agreed that should the Executives violate the terms of the Non-Competition Agreement, the Executives will immediately forfeit any rights to payments or benefits pursuant to the Company’s Executive Change in Control and Severance Benefit Plan (the “Severance Plan”) and will be required to return any and all payments or monetary benefits received pursuant to the Severance Plan prior to such violation.

The Non-Competition Agreement for Mr. Graham and Mr. Bahr is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

10.1	Confidentiality, Non-Competition, Non-Solicitation Agreement by and between the Company and Jay Graham.

10.2	Confidentiality, Non-Competition, Non-Solicitation Agreement by and between the Company and Anthony Bahr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

	By:	/s/ Kyle N. Roane
	Name:	Kyle N. Roane
	Title:	Executive Vice President, Business Development and General Counsel

Dated: January 28, 2019